Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IBEX Holdings Limited
Hamilton, Bermuda

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 22, 2017, except for Note 33(b), which is March 18, 2018, relating to the consolidated financial statements of IBEX Holdings Limited, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 19, 2018